UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2025

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

68 Cummings Park Drive Woburn, MA	01801
(Address of principal executive offices)	(Zip Code)

1-800-396-5890

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Common Stock, par value $0.0001 per share	ABP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ABPWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 6, 2025, Abpro Holdings, Inc. (the “Company”) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants (the “Warrants”) to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), notifying holders of the following adjustments (the “Warrant Adjustments”), effective after the close of trading on March 5, 2025:

●	the adjustment to the warrant price of the Warrants from $11.50 per share to $3.83 per share of Common Stock (representing 115% of the Newly Issued Price (as defined below)); and

●	the adjustment of the $18.00 per share redemption trigger price (described below) to $5.99 per share of Class A common stock (representing 180% of the Newly Issued Price).

The Warrant Adjustments were required pursuant to Section 4.3.2 of the Private Warrant Agreement, dated as of January 13, 2022, by and between Atlantic Coastal Acquisition Corp. II (“ACAB”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), as warrant agent (the “Private Warrant Agreement”) and that Public Warrant Agreement, dated as of January 13, 2022, by and between ACAB and the Warrant Agent (together with the Private Warrant Agreement, the “Warrant Agreements”) as a result of (i) ACAB issuing shares of its Series A common stock, par value $0.0001 per share (the “ACAB Common Stock”), and securities exchangeable for shares of ACAB Common Stock at an issue price of $3.33 per share (the “Newly Issued Price”) for capital raising purposes in connection with the closing of its business combination with Abpro Corporation (the “Business Combination”), (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions) and (iii) the volume-weighted average trading price of the Common Stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share. The Market Value was determined to be $3.2835 per share.

Copies of the Warrant Adjustment Notice and the press release issued by the Company announcing the Warrant Adjustments are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Warrant Adjustment Notice dated March 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABPRO HOLDINGS, INC.

	By:	/s/ Miles Suk
	Name:	Miles Suk
	Title:	Co-Chief Executive Officer

Dated: March 6, 2025

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